EX-99.(2)(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Goldman Sachs Private Markets Fund 2018 (A) LLC of our report dated December 19, 2018, relating to the financial statement of Goldman Sachs Private Markets Fund 2018 (A) LLC, which appears in such Registration Statement. We also consent to the references to us under the headings “Auditors” in the Prospectuses and under the headings “Auditors” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

February 8, 2019